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                                                                    Exhibit 10.3



                             TK INVESTOR RELATIONS
                                    GROUP INC                     [TK LOGO]


         8202 TURNBERRY STREET, WATERVIEW GOLF CLUB, ROWLETT, TX 75089
                 U.S.A.       WEBSITE:    www.tkirgroup.com



PROELITE
Attn. Mr. Bob Polsky
100 Dorigo Lane

Secaucus, NJ 07094                         Rowlett October 4th, 2001



Dear Bob

Following our conversation from yesterday we hereby confirm our Agreement as follows:

We will raise USD 1,000,000 to cover your operating costs through one of our investors. The Terms will be negotiated directly or through us. Confidentiality coverage for both parties is Assumed to be agreed upon.
We will charge 10% commission for this transaction as agreed.

We will also provide you with Investor Relations and promotional work for you Stock (Symbol PETE) Starting within the next few weeks.

For the Stock Promotion you will be charged 15% in Free Trading Stock, or cash for the first 1 Mio shares of buying provided. After that the commission drops down to 10% and you will be Reimbursed for the 5% additional paid for the first 1 Mio.

We usually charge USD 50,000 as a retainer in order to get started. However we agreed on a transfer Of 300,000 shares Free trading stock into our account at Investec Ernst out of which 50,000 shares will Be sold immediately to cover part of the startup costs.

The remaining 250,000 will be as agreed upon partly used to pay for startup cost up to USD 50,000 The rest will be accounted for against future commission according to the 15% on the buying provided.

We hereby agree that we will keep you informed on where the first 250,000 shares go, for what it will be used etc. before we will sell or transfer it at your convenience. We hereby irrevocably agree not to Use the free trading stock provided as down payment coverage without your consent during the time Of our agreement.

TK Investor Rotations Group Inc,                 PROELITE
(Thorsten H. Koster, President                   Bob Polsky

Dallas October 4th, 2001                         Seacaucus October 4th, 2001


/s/ [ILLEGIBLE]
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         TEL: (214) 607-0510 FAX: (214) 607-1502 EMAIL: tkirusa@aol.com